TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT, dated as of March 31, 2005 (this "Agreement"), is executed by and among Wild Oats Markets, Inc., a Delaware corporation (the "Borrower"), each of the financial institutions which are a party to the Credit Agreement referred to below (each a "Lender", and collectively, the "Lenders") and Wells Fargo Bank, National Association, a national banking association ("Wells Fargo Bank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as L/C Issuer (in such capacity, the "L/C Issuer") and as Swing Line Lender (in such capacity, the "Swing Line Lender") under that certain Second Amended and Restated Credit Agreement, dated as of February 26, 2003, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 21, 2004, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 3, 2004, and as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of November 4, 2004 (as amended to the date hereof, the "Credit Agreement") among the Borrower, the Lenders and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement pursuant to which the Lenders have agreed to make Revolving Loans to the Borrower in an aggregate principal amount of up to $95,000,0000, of which $0 is outstanding as of the date hereof, and the Swing Line Lender has agreed to make Swing Line Loans to the Borrower in an aggregate principal amount equal to the lesser of $20,000,000 and the Total Commitment, of which $0 is outstanding as of the date hereof (collectively, the "Loans"). In addition, pursuant to the Credit Agreement, the L/C Issuer agreed to issue Letters of Credit for the account of the Borrower in an amount equal to the to the lesser of $10,000,000 and the Total Commitment, of which Letters of Credit in an aggregate amount of $8,758,035.12 are issued and outstanding as of the date hereof (collectively, the "Outstanding Letters of Credit"). To evidence the Obligations of the Borrower to repay the Loans, the Borrower executed and delivered to each of the Lenders and the Swing Line Lender, as applicable, Revolving Loan Notes and a Swing Line Note, each dated February 26, 2003 (except for the Revolving Loan Note made payable to Bank of America, N.A., which Revolving Loan Note is dated December 12, 2003) and made payable to each Lender or the Swing Line Lender, as applicable, in an aggregate amount of each such Lender’s Commitment or the Swing Line Sublimit, as applicable (collectively, the "Notes"); and

WHEREAS, to secure repayment by the Borrower of the Obligations, the Borrower and certain of its Subsidiaries executed in favor of the Administrative Agent and the Lenders that certain Amended and Restated Security Agreement dated as of February 26, 2003 (the "Security Agreement") pursuant to which the Borrower and certain of its Subsidiaries granted to the Administrative Agent, on behalf of and for the benefit of the Administrative Agent and the Lenders, a security interest in all right, title and interest of the Borrower in and to the Collateral (as defined in the Security Agreement); and

WHEREAS, to further secure repayment by the Borrower of the Obligations, the Borrower and certain of its Subsidiaries executed in favor of the Administrative Agent and the Lenders that certain Amended and Restated Pledge Agreement dated as of February 26, 2003 (the "Pledge Agreement") pursuant to which the Borrower and certain of its Subsidiaries pledged to the Administrative Agent, on behalf of and for the benefit of the Administrative Agent and the Lenders, a security interest in all right, title and interest of the Borrower or its Subsidiaries in and to the Pledged Collateral (as defined in the Pledge Agreement); and

WHEREAS, to further secure repayment by the Borrower of the Obligations, the Borrower and certain of its Subsidiaries executed in favor of the Administrative Agent and the Lenders certain Leasehold Mortgages dated various dates (collectively, the "Leasehold Mortgages") pursuant to which the Borrower and certain of its Subsidiaries granted to the Administrative Agent and the Lenders a security interest in all right, title and interest of the Borrower and certain of its Subsidiaries in and to the Leasehold Collateral; and

WHEREAS, to further secure repayment by the Borrower of the Obligations, certain of its Subsidiaries executed in favor of the Administrative Agent and the Lenders an Amended and Restated Subsidiary Guaranty dated as of February 26, 2003 (the "Guaranty") pursuant to which such Subsidiaries guaranteed the payment and performance by the Borrower of the Obligations; and

WHEREAS, the Borrower wishes to repay to the Administrative Agent and the Lenders $234,682.09 as consideration in full for all principal, interest, fees and other amounts owing under the Credit Agreement and the other Credit Documents (other than (a) the Continuing Indemnity Obligations (as hereinafter defined) and (b) the Letter of Credit Obligations with respect to the Outstanding Letters of Credit which will be transferred to a separate standby letter of credit facility (the "WFB L/C Facility") to be entered into between the Borrower and Wells Fargo Bank) and in consideration of the release by the Administrative Agent and the Lenders of their security interests in the Collateral, the Pledged Collateral, the Leasehold Collateral and their rights under the Guaranty; and

WHEREAS, the Administrative Agent and the Lenders are willing to accept $234,682.09 from the Borrower as consideration in full for all principal, interest, fees and other amounts owing under the Credit Agreement and the other Credit Documents (other than (a) the Continuing Indemnity Obligations and (b) the Letter of Credit Obligations with respect to the Outstanding Letters of Credit which will be transferred to the WFB L/C Facility), and in consideration of the release by the Administrative Agent and the Lenders of their security interests in the Collateral, the Pledged Collateral, the Leasehold Collateral and their rights under the Guaranty upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above Recitals, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

1. Payment and Termination of Credit Agreement and other Credit Documents. The Administrative Agent on behalf of the Lenders hereby acknowledges receipt of $234,682.09 as consideration in full of all principal, interest and fees owing, and fees estimated to be owed, under the Credit Agreement and the other Credit Documents and the termination of the Credit Agreement, the other Credit Documents (for purposes of this Agreement, such term includes, without limitation, the Security Agreement, the Pledge Agreement, the Leasehold Mortgages and the Guaranty) and all related documents, instruments and agreements as follows:

A.
Outstanding Principal as of March 31, 2005	$0
B.
Outstanding Interest as of March 31, 2005	$0
C.
Unpaid Commitment Fees as of March 31, 2005	$156,649.53
D.
Unpaid Letter of Credit Fees as of March 31, 2005	$28,032.56
E.
Unpaid Legal Fees as of March 31, 2005 and an estimate of Legal Fees through April 30, 2005	$50,000.00

provided, however, that nothing contained herein shall have any effect on the Borrower’s obligation to reimburse the Lenders and the Administrative Agent with respect to indemnification and related obligations and for fees and expenses set forth in the Credit Agreement and the other Credit Documents (the "Continuing Indemnity Obligations") which by their terms survive the termination of the agreement in which they are contained (it being understood, however, that any such Continuing Indemnity Obligations shall not be secured by any security interests or liens created pursuant to the Credit Agreement or any of the other Credit Documents at any time after the conditions precedent set forth in Section 6 of this Agreement have been satisfied).

2. Termination of Security Agreement, Pledge Agreement and Leasehold Mortgages; Release of Liens.

(a) The Security Agreement, the Pledge Agreement, each Leasehold Mortgage and all documents, instruments and agreements related thereto are hereby terminated and the Borrower and its Subsidiaries, respectively, are each hereby released therefrom, and the Administrative Agent and the Lenders hereby release, assign, transfer and deliver to the Borrower and its Subsidiaries, respectively, without recourse and without representation or warranty, all of their right, title and interest in the Collateral, the Pledged Collateral and the Leasehold Collateral.

(b) From time to time, upon request by the Borrower, its Subsidiaries or Bank of America, N.A. (the "New Lender"), respectively, the Administrative Agent and the Lenders shall, without further consideration other than reimbursement for any costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as the Borrower, its Subsidiaries or the New Lender may reasonably require to more effectively evidence or effectuate the transactions contemplated by this Agreement, including, but not limited to, this release and termination of the Security Agreement, the Pledge Agreement, the Leasehold Mortgages and this release and discharge of all security interests and all other rights and interests that the Administrative Agent or the Lenders have or may have had in the Collateral, the Pledged Collateral and the Leasehold Collateral. Without limiting the generality of the foregoing, (i) the Administrative Agent and the Lenders hereby authorize the Borrower or and/or the New Lender to file any Uniform Commercial Code ("UCC") Financing Statement Amendments necessary to evidence the termination of any UCC Financing Statements naming the Administrative Agent as Secured Party and the Borrower or any of its Subsidiaries as Debtor and (ii) the Lenders hereby authorize and instruct the Administrative Agent to execute and deliver to the Borrower or its Subsidiaries all such further documents, agreements, certificates and instruments and do such further acts as the Borrower or its Subsidiaries may reasonably require to more effectively evidence or effectuate the transactions contemplated by this Agreement, including, but not limited to, this release and termination of the Security Agreement, the Pledge Agreement, the Leasehold Mortgages and this release and discharge of all security interests and all other rights and interests that the Administrative Agent or the Lenders have or may have had in the Collateral, the Pledged Collateral and the Leasehold Collateral.

3. Termination of Guaranty. The Guaranty, and all documents, instruments and agreements related thereto are hereby terminated and each Guarantor is hereby released therefrom. From time to time, upon request by the Guarantors, the Administrative Agent and the Lenders shall, without further consideration other than reimbursement for any costs and expenses, execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as the Guarantors and or the New Lender may reasonably require to more effectively evidence or effectuate the transactions contemplated by this Agreement, including, but not limited to, the release and termination of the Guaranty.

4. Further Assurances. The Borrower shall fully cooperate with the Administrative Agent and the Lenders and perform all additional acts reasonably requested by the Administrative Agent or any Lender to effect the purposes of this Agreement.

5. Miscellaneous. This Agreement may not be amended, modified or waived except in writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

6. Effectiveness. This Agreement and the releases and lien terminations effected hereby shall become effective upon the satisfaction of each of the following conditions: (a) the Borrower, the Administrative Agent and the Lenders shall have executed and delivered a counterpart hereof (including by way of facsimile transmission); (b) the Administrative Agent and the Lenders shall have received the payment of the amounts referred to in Section 1 hereof and (c) all conditions to the effectiveness of the WFB L/C Facility shall, in Wells Fargo Bank’s sole and absolute discretion, have been satisfied.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the day and year first above written.

BORROWER:	WILD OATS MARKETS, INC., a Delaware corporation By: /s/ Freya R. Brier Name: Freya R. Brier Title: Senior Vice President
ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Marc Rosenberg Name: Marc Rosenberg Title: Vice President
LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Marc Rosenberg Name: Marc Rosenberg Title: Vice President
U.S. BANK NATIONAL ASSOCIATION By: /s/ Jacob Payne Name: Jacob Payne Title: Assistant Vice President
BANK OF AMERICA, N.A. By: David R. Barney Name: David R. Barney Title: Senior Vice President
VECTRA BANK COLORADO N.A. By: Steven Griffith Name: Steven Griffith Title: Senior Vice President